Exhibit 10.16

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (“this Agreement”) has been executed by and among the following parties on May 20, 2020 in Shanghai, the People’s Republic of China (“PRC” or the “PRC”):

Party A:

Shanghai Zhangxue Education Technology Co., Ltd. (the “Pledgee”), a limited liability company established and existing under the laws of the PRC. The registered address is 1468E, Building 1, 196 Yangtai Road, Baoshan District, Shanghai

Party B:	WU Jiajun(the “Pledgor”), a PRC citizen with Chinese Identification Card No.: ***

Party C:

Shanghai Zhangshi Education Training Co., Ltd. (the “Pledgee”), a limited liability company established and existing under the laws of the PRC. The registered address is Room 202, 2 / F, 82 Tongjia Road, Hongkou District, Shanghai

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	As of the date of this Agreement, Pledgor holds 100 % equity interest in Party C.

2.

Party C is a limited liability company registered in PRC. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge as defined below.

3.	Pledgee is a wholly foreign-owned enterprise established and validly existing under the laws of PRC.

4.

To ensure that Party C and Pledgor fully perform their obligations under the Transaction Documents (as defined below), Pledgor hereby pledges to the Pledgee all of the equity interest he or she holds in Party C as security for Party C’s and Pledgor’s performance of the Transaction Documents.

NOW, THEREFORE, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1.

Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2.	Equity Interest: shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

1.3.	Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4.

Transaction Documents: shall refer to the Exclusive Management Services and Business Cooperation Agreement executed by and between Party C and Pledgee on May 20, 2020 (the “Business Cooperation Agreement”); the Exclusive Option Agreement executed by and among Party C, Pledgee and Pledgor on May 20, 2020 (the “Exclusive Option Agreement”); Power of Attorney executed by and between Pledgor and Pledgee (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

1.5.

Contract Obligations: shall refer to all the obligations of Pledgor under the Exclusive Option Agreement, the Power of Attorney and this Agreement; and all the obligations of Party C under the Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.6.

Secured Indebtedness: shall refer to all the direct, indirect and derivative losses and loss of foreseeable profits, suffered by Pledgee as a result of any Event of Default of Pledgor and/or Party C or the invalidity, cancellation or rescission of any Transaction Documents. The basis for the amounts of such losses includes but is not limited to the reasonable business plan and profit forecast of Pledgee, the consulting and consulting fees payable to Pledgors under the Business Cooperation Agreement, all expenses occurred in connection with enforcement by Pledgee of Pledgors’ and/or Party C’s Contract Obligations and etc. The Parties agree that the initial amount of the Secured Indebtedness under this Agreement shall be RMB2,520 million. During the term of validity of the Transaction Documents, Pledgee shall have the right to require the adjustment of the Initial Registered Amount when necessary; Pledgor shall promptly complete the adjustment of the Initial Registered Amount and complete the registration procedures as required by Pledgee.

1.7.	Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.8.	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	Pledge

2.1.

Pledgor hereby agrees to pledge to the Pledgee the Equity Interest which he lawfully owns and is entitled to dispose of as security for the repayment of the Secured Indebtedness. Party C hereby assents that Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

2.2.

The subject matter of pledge and specific amount of equity interest: The subject matter of pledge is all the Equity Interest in the Company held by Pledgor, which corresponds to the registered capital of RMB1,000,000.

2.3.	It is understood and agreed that the monetary valuation arising out of or relating to the Secured Indebtedness shall be a variable and floating valuation until the Settlement Date (as defined below).

2.4.

If any of the following events (each an “Event of Settlement”) occurs, the value of the Secured Indebtedness shall be determined based on the total amount of the Secured Indebtedness that are due, outstanding and payable to Pledgee immediately prior to or on the date of occurrence of the Event of Settlement (the “Determined Indebtedness”):

(a)	Any other Transaction Documents are terminated in accordance with its relevant provisions;

(b)	The Event of Default set forth in Article 7 hereof occurs and fails to be resolved, as a result of which the Pledgee gives a Notice of Default to the relevant Pledgors in accordance with Section 7.3;

(c)	Upon due inquiry, Pledgee reasonably determines that Pledgors and/or Party C is insolvent or could potentially be made insolvent; or

(d)	Any other event that requires the determination of the Secured Indebtedness in accordance with relevant laws of the PRC.

2.5.

For the avoidance of doubt, the date on which an Event of Settlement occurs shall be the settlement date (the “Settlement Date”). Pledgee shall have the right, at its option, to realize the Pledge in accordance with Article 8 of this Agreement on or after the Settlement Date.

2.6.

The validity of the security hereunder shall not in any way be affected by any amendment or change of the Transaction Documents. The security hereunder shall survive the obligations of Pledgor and Party C under the amended Transaction Documents. In the event that any Transaction Document becomes invalid, cancelled or rescinded due to any reason, Pledgee shall have the right to immediately exercise the Pledge in accordance with Article 8 of this Agreement.

2.7.

During the term of the Pledge, Pledgee is entitled to receive dividends distributed on the Equity Interest. Without Pledgee’s prior written consent, Pledgor shall not receive dividends distributed on the Equity Interest. Dividends received by Pledgor on Equity Interest shall, upon the request of Pledgee, be (1) deposited into an account designated and supervised by Pledgee and used to pay the Secured Indebtedness in priority; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee at its sole discretion to the extent permitted under applicable laws of the PRC.

2.8.

With prior written consent of Pledgee, Pledgor may increase the capital of Party C. Any equity interest obtained by Pledgor as a result of Pledgor’s subscription of the increased registered capital of the Company shall also be deemed as Equity Interest.

2.9.

In the event that Party C is required by PRC law to be liquidated or dissolved, any interest distributed to Pledgor upon Party C’s dissolution or liquidation shall, upon the request of the Pledgee, be (1) deposited into an account designated and supervised by Pledgee and used to pay the Secured Indebtedness in priority; or (2) donated or assigned to Pledgee or any other person designated by Pledgee at its sole discretion at the lowest price to the extent permitted under applicable laws of the PRC.

3.	Term of Pledge

3.1.

The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein is registered ‘with relevant administration for industry and commerce. The Pledge shall be continuously valid until all payments due under the Business Cooperation Agreement have been fulfilled by Party C. Pledgor and Party C shall (1) register the Pledge in the shareholders’ register of Party C within three (3) business days following the execution of this Agreement, and (2) submit an application to the relevant administration for industry and commerce for the registration of the Pledge of the Equity Interest contemplated herein in a timely manner following the execution of this Agreement. Pledgor and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant the relevant administration for industry and commerce, to ensure that the Pledge of the Equity Interest shall be registered and provide documents to Pledgee to evidence the completion of such registration within thirty (30) days following the execution of this Agreement.

3.2.

During the Term of Pledge, in the event Pledgors and/or Party C fails to perform the Contract Obligations, Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1.

During the Term of Pledge set forth in this Agreement, Party C shall deliver to Pledgee’s custody the shareholders’ register containing the Pledge. Pledgee shall have custody of such original documents during the entire Term of Pledge set forth in this Agreement.

5.	Representations and Warranties of Each Pledgor and Party C

As of the execution date of this Agreement, Pledgor and Party C hereby severally but not jointly represent and warrant to Party A that:

5.1.	Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2.	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3.	Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

5.4.	Pledgor and Party C have obtained any and all approvals and consents from applicable third parties and government agencies (if required) for execution, delivery and performance of this Agreement.

5.5.

The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association, bylaws or other constitutional documents; (iii) result in any breach of or constitute any breach under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or permit issued to any Party; or (v) cause any license or permit issued to any Party to be suspended, cancelled or attached with additional conditions.

6.	Covenants of Each Pledgor and Party C

6.1.	During the term of this Agreement, Pledgor and Party C hereby severally but not jointly covenant to the Pledgee:

6.1.1.

Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Transaction Documents; Party C shall not consent or assist the foregoing actions;

6.1.2.

Pledgor and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3.

Pledgor and Party C shall promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.1.4.	Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2.

Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3.

Pledgor and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

6.4.

To protect or perfect the security interest granted by this Agreement for the Contract Obligations, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee (s) of Pledgee at its sole discretion (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.5.

Pledgor hereby severally but not jointly guarantees to Pledgee that it will comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall be deemed to be in breach of this Agreement and shall indemnify Pledgee for all losses resulting therefrom.

7.	Event of Breach

7.1.	The following circumstances shall be deemed Event of Default:

7.1.1.	Pledgor’s failure or partial performance of its obligations under the Transaction Documents and/or this Agreement or any breach of any Contract Obligations;

7.1.2.	Party C’s failure or partial performance of its obligations under the Transaction Documents and/or this Agreement or any breach of any Contract Obligations.

7.2.

Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor and Party C shall immediately notify Pledgee in writing accordingly.

7.3.

Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) days after the Pledgee and/or Party C delivers a notice to the Pledgor requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the Pledgor to immediately exercise the Pledge in accordance with the provisions of Section 8 of this Agreement.

7.4.	For the avoidance of doubt, the Parties agree that notwithstanding anything to the contrary in this Agreement, Party B shall not be liable for any breach of this Agreement by the other Parties hereto.

8.	Exercise of Pledge

8.1.	Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.2.	Subject to the provision of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1.

8.3.

After Pledgee issues a Notice of Default to Pledgor in accordance with Section 8.1, Pledgee may exercise any remedy measure under applicable PRC laws, the Transaction Documents and this Agreement, including (without limitation) repayment in priority with proceeds from auction or sale of the Equity Interest. The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.4.

The proceeds from exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred as result of disposing the Equity Interest and pay the Secured Indebtedness to Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance may be returned to Pledgor or any other person who have rights thereto under applicable laws, or be deposited to the local notary institution where Pledgor resides (any fees incurred in relation thereto shall be borne by Pledgee); to the extent permitted under applicable PRC laws, Pledgor shall donate the aforementioned proceeds to Pledgee or any other person designated by Pledgee at its sole discretion.

8.5.

Pledgee may exercise any remedy measure available simultaneously or in any order. Pledgee is not obliged to exercise any other remedy measure first before its exercise of the rights to auctions or sale-offs of the Equity Interest.

8.6.	Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf, and Pledgor or Party C shall not raise any objection to such exercise.

8.7.	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Liability for Breach

The Parties agree and confirm that, being in violation of any provisions herein or failure or delay of performance of its obligations hereunder of any Party (the “Defaulting Party”) shall constitute a default under this Agreement (the “Default”), which shall entitle non-defaulting Party to request the Defaulting Party to rectify or remedy such Default with a reasonable period of time. In the event that the Defaulting Party fails to rectify or remedy such Default during the reasonable period of time or within 10 days of non-Defaulting Party’s written notice requesting for such rectification or remedy, the non-defaulting Party shall have the right to elect, in its sole discretion:

9.1.

If Pledgor or Party C is the Defaulting Party, Pledgee shall have the right to terminate this Agreement and request the Defaulting Party to fully compensate all damages; this Section 9 shall not prejudice any other rights of Pledgee herein;

9.2.

If Pledgee is the Defaulting Party, then the non-defaulting Party may request the Defaulting Party to fully compensate its losses and damages, but in no event shall the non-defaulting Party early terminate this Agreement unless the applicable laws provide otherwise.

10.	Assignment

10.1.	Without Pledgee’s prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

10.2.	This Agreement shall be binding on Pledgor and its successors and assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

10.3.

At anytime, Pledgee may assign any and all of its rights and obligations under the Transaction Documents to its designee (s) at its sole discretion, in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee’s request, Pledgor and/or Party C shall execute relevant agreements or other documents relating to such assignment.

10.4.

In the event of a change in Pledgee due to an assignment, Pledgor and Party C shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant administration for industry and commerce.

11.	Termination

11.1.

The parties acknowledge that although the pledge of the Equity Interest contemplated herein shall only become effective upon the registration with the relevant administration for industry and commerce, this Agreement shall become effective upon the execution by the parties.

11.2.

Upon the fulfillment of all Contract Obligations and the full payment of all Secured Indebtedness by Pledgors and Party C, Pledgee shall release the Pledge under this Agreement upon Pledgor’s request as soon as reasonably practicable and shall assist Pledgors to de-register the Pledge from the shareholders’ register of Party C and with relevant PRC local administration for industry and commerce.

11.3.	The provisions under Sections9, 13, 14 and 11.3 herein of this Agreement shall survive the termination of this Agreement.

12.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

13.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

14.	Governing Law and Resolution of Disputes

14.1.	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

14.2.

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shanghai, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

14.3.

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.	Notices

15.1.

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.1.1.

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

15.1.2.	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.2.	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Shanghai Zhangxue Education Technology Co., Ltd.

Address:	Building D, Helen center, Financial Street, 440 Hailun Road, Hongkou District, Shanghai
Attn:	CHEN Zhongyi
Tel:	***

Party B:	WU Jiajun
Address:	Building D, Helen center, Financial Street, 440 Hailun Road, Hongkou District, Shanghai
Attn:	WU Jiajun
Tel:	***

Party B:	Shanghai Zhangshi Education Training Co., Ltd.
Address:	Room 202, 2 / F, 82 Tongjia Road, Hongkou District, Shanghai
Attn:	WU Jiajun
Tel:	***

15.3.	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

18.	Effectiveness

18.1.	Any amendments, changes and supplements to this Agreement shall be in writing and shall come into force from the date of Party C’s establishment.

18.2.

This Agreement is written in the Chinese language in four (4) counterparts with the same validity. Each Party shall hold one counterpart. The other originals shall be used for the registration with the relevant administration for industry and commerce.

18.3.	This Agreement shall be binding and binding on the Parties and their respective heirs, successors and assigns.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A: Shanghai Zhangxue Education Technology Co., Ltd.(Seal)

/s/ Shanghai Zhangxue Education Technology Co., Ltd.
Seal of Shanghai Zhangxue Education Technology Co., Ltd.

By:	/s/ ZHANG Yi
Name:	ZHANG Yi(张翼)
Title:	Legal Representative

Shanghai Zhangda – Equity Pledge Agreement – Signature Page

IN WITNESS WHEREOF, the Parties have executed, or caused their authorized representatives to execute, this Agreement as of the date first above written.

Party B: WU Jiajun

Signature: /s/ WU Jiajun
Name: WU Jiajun

Shanghai Zhangda – Equity Pledge Agreement – Signature Page

IN WITNESS WHEREOF, the Parties have executed, or caused their authorized representatives to execute, this Agreement as of the date first above written.

Party C: Shanghai Zhangshi Education Training Co., Ltd.(Seal)

/s/ Shanghai Zhangshi Education Training Co., Ltd.
Seal of Shanghai Zhangshi Education Training Co., Ltd.

By: /s/ WU Jiajun
Name: WU Jiajun (吴佳峻)
Title: Legal Representative

Shanghai Zhangda – Equity Pledge Agreement – Signature Page